Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-8 Nos. 333-91229 and 333-125237) pertaining to the CIRCOR International, Inc. Amended and Restated 1999 Stock Option and Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-190295) pertaining to the CIRCOR International, Inc. Stock Option Inducement Award,
(3)Registration Statement (Form S-8 No. 333-197754) pertaining to the CIRCOR International, Inc. Stock Option Inducement Award and 2014 Stock Option and Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-231466) pertaining to the CIRCOR International, Inc. 2019 Stock Option and Incentive Plan, and
(5)Registration Statement (Form S-8 No. 333-237554) pertaining to the CIRCOR International, Inc. Inducement Restricted Stock Unit Award;
(6)Registration Statements (Form S-8 No. 333-258689) pertaining to the CIRCOR International, Inc. 2019 Stock Option and Incentive Plan, as amended of our reports dated July 26, 2022, with respect to the consolidated financial statements of CIRCOR International, Inc. and the effectiveness of internal control over financial reporting of CIRCOR International, Inc. included in this Annual Report (Form 10-K) of CIRCOR International, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
July 26, 2022